EXHIBIT 99.1

July 9, 2012

FOR IMMEDIATE RELEASE

ApolloMed ACO To Participate As A Medicare Shared Savings Program Accountable Care Organization

Voluntary, New Care Coordination Program Created To Offer High Quality Service And Care To Beneficiaries Through Partnership with Medicare

Glendale, California -- ApolloMed ACO, today announced it has been selected to participate in the Medicare Shared Savings Program (Shared Savings Program) Accountable Care Organization (ACO), a multifaceted new program sponsored by the Centers for Medicare and Medicaid Services (CMS).

Through the Shared Savings Program, ApolloMed ACO will work with CMS to provide Medicare fee-for-service beneficiaries with high quality service and care, while reducing the growth in Medicare expenditures through enhanced care coordination.

Media Contact:

Nidia Flores

ApolloMed ACO

(818) 396-8050

nflores@apollomed.net

For more information about the Shared Savings Program, visit the CMS ACO website at:

www.medicare.gov/acos.html